UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2008

ALLIANCE ONE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-13684	54-1746567
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8001 Aerial Center Parkway, Morrisville, North Carolina 27560

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (919) 379-4300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Alliance One International, Inc. (the “Company”) announced today that Thomas G. Reynolds has resigned as Vice President-Controller (and principal accounting officer) of the Company, effective as of June 30, 2008. The Company is grateful to Mr. Reynolds for his many years of dedicated service to the Company and its predecessors and wishes him well in his future endeavors.

The Company also announced the appointment of Hampton R. Poole as Vice President-Controller (and principal accounting officer), effective July 1, 2008. Mr. Poole, age 56, previously served as the Assistant Vice President – Assistant Controller & SOX 404 Manager of the Company since May 2005 when Standard Commercial Corporation (“Standard”) merged with DIMON Incorporated to form the Company. Prior to that, Mr. Poole served as Vice President-Finance and Controller and in various other positions at Standard from 1984 to May 2005. Mr. Poole is a graduate of Appalachian State University with a B.S.B.A in Accounting and is a Certified Public Accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLIANCE ONE INTERNATIONAL, INC.
(Registrant)

Date: June 20, 2008	By:	/s/ Henry C. Babb
Name: Henry C. Babb
Title: Senior Vice President, Chief Legal Officer
and Secretary